Pricing Supplement No.             f05-0329
         Pricing Supplement Dated:          March 29, 2005
         Rule 424(b)(3)
         File No.                           333-119615

         (To Prospectus Supplement
         and Prospectus Dated November 1, 2004)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series F
         Due Nine Months or More From Date of Issue

         Trade Date:                        March 29, 2005
         Issue Date:                        March 31, 2005
         Settlement Date:                   March 31, 2005
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

         --------------------------------------------------------------

         CUSIP:                             17307XHL8
         Aggregate Principal Amount:        USD 5,065,000.00
         Price to Public:                   100%
         Concession:                        0.4000%
         Net Proceeds to Issuer:            USD 5,044,740.00
         Interest Rate (per annum):         4.0000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       September 15, 2005
         Maturity Date:                     March 15, 2007
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Not Callable

         --------------------------------------------------------------

         CUSIP:                             17307XHM6
         Aggregate Principal Amount:        USD 635,000.00
         Price to Public:                   100%
         Concession:                        2.0000%
         Net Proceeds to Issuer:            USD 622,300.00
         Interest Rate (per annum):         5.2500%
         Coupon Type:                       STEP-UP
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       September 15, 2005
         Maturity Date:                     March 15, 2020
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning March 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         Other Info        Initial coupon: 5.250%; Step-ups: 5.500% on
                           03/15/2010; 5.750% on 03/15/2015

         --------------------------------------------------------------

         CUSIP:                             17307XHN4
         Aggregate Principal Amount:        USD 1,088,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 1,060,800.00
         Interest Rate (per annum):         5.8000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       September 15, 2005
         Maturity Date:                     March 15, 2035
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning March 15, 2010, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.